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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 27, 1998
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                               Donegal Group Inc.
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             (Exact name of registrant as specified in its charter)



        Delaware                          0-15341               23-2424711
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(State or other jurisdiction            (Commission           (IRS Employer
  of incorporation)                     File Number)        Identification No.)



1195 River Road, P.O. Box 302, Marietta, Pennsylvania              17547-0302
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       (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (717) 426-1931
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                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5. Other Events.
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     On May 27, 1998, the Registrant announced the approval of a four-for-three split of its Common Stock in the form of a 33 1/3% stock dividend payable on June 25, 1998 to stockholders of record June 10, 1998. The stock split was approved to enhance the liquidity of the Registrant's shares and to allow for a wider distribution of its stock in the marketplace. The effect of the stock split will be to increase the number of outstanding shares of the Registrant's Common Stock from 6,086,685 shares to approximately 8,115,580 shares.

     The Registration Statement No. 333-36585 on Form S-3 filed by the Registrant under the Securities Act of 1933 shall be deemed to register, in addition to the shares specifically included therein, the additional shares of the Registrant's Common Stock issuable with respect to those shares pursuant to stock splits, stock dividends and similar transactions occurring after the effective date of such registration statement, including the four-for-three split of the Registrant's Common Stock in the form of a 33 1/3% stock dividend to be paid on June 25, 1998.

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                                        SIGNATURES
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     Pursuant to the requirements of the Securities and Exchange Act of 1934,
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     DONEGAL GROUP INC.


Date:   June 26, 1998                                By:
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                                                     Title:
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